BUSINESS OPERATION AGREEMENT

This Agreement is made on the 26th day of November, 2008,at Shijiazhuang,  People’s  Republic of China (the “PRC”) by and among the following parties:

Hebei Chuang Lian Trade Co., Ltd. ( “Party A”)
Registered Address: 322 East Zhongshan Road, Shijiazhuang
Legal representative: Zhang Zhongwen

Hebei Hui Yin Investment Co., Ltd. (“Party B”)
Registered Address: 322 East Zhongshan Road, Shijiazhuang
Legal representative: Song Xiaoping

WHEREAS:

1.
Party A, a wholly foreign owned enterprise organized and existing under the laws of PRC. (For the purpose of this Agreement, excluded Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan hereinafter the “PRC”)

2.	Party B, a limited liability company registered and existing under the laws of PRC.

3.
Party A and Party B have agreed that, under the law of the PRC, Party B shall assign the equity interests of 【5】4S Stores( hereinafter “companies”) They are Shijiazhuang Baohe Auto Sales and Service Co.,Ltd., Shijiazhuang Xinhua Toyota Auto Sales and Service Co., Ltd., Hebei Shengmei Auto Trade Co.,Ltd., Handan Aohua Auto Sales and Service Co., Ltd., Handan Defeng Auto Sales and Service Co., Ltd. Respectively.

NOW THEREFORE, through mutual consultations, the Parties have reached the following agreement:

1.	OBLIGATION

For the purpose of guarantee the Agreements and obligations, Party B hereby acknowledges and agrees that, other than with prior written consent of Party A or the third party designated by Party A, Party B will not undertake or urge the Company to undertake any transactions which may material impact the assets, obligations, rights or business of the company, including but not limited:

1.1	It will not undertake any business beyond the ordinary scope of business;

1.2	It will not lend any loan to third party or assume any indebtedness from any third party;

1.3	It will not change or remove any directors or senior management team.

1.4	It will not sell or acquire any assets or rights exceed RMB 100,000 in value to any third party, include but not limited to any intellectual properties;

1.5	It will not provide any of its assets or intellectual properties to be used as securities or provide any other encumbrance thereon;

1.6	It will not modify the articles of association and bylaws of the Company or alter the scope of business of the Company;

1.7	It will not alter the operation procedure or substantially modifying the internal system;

1.8	It will not transfer the rights and obligations hereunder to any third party.

1.9 Party A has the right to inspect the business status of Company at any time and ask Party B for assistance, including but not limited to provide the documents which Party A believes is necessary and to answer the questions raised by Party A. In the event that the conduct(s) of Party B or the Company lead the Party A reasonably believes that it had violated the obligation provided in the Section 1 under this Agreement, Party A is entitled to require Party B to withdraw such conduct(s), and Party B shall cause the Company to withdraw such conduct(s) (if possible).

2.	BUSINESS OPERATION AND PERSONNEL ARRANGEMENT

2.1
Party B agrees to cause the Company to accept and enforce rigidly the advices in connection with the appointment and dismissal of employees, the daily business operation of the Company and the financing management systems of the Company.

2.2
Party B hereby agrees that, it will cause the Company to appoint the persons designated by Party A to assume the position of director in accordance with the procedure provided by laws, regulations and articles of association, and cause such directors to elect the chairman of the board according to the instruction by Party A. Party B shall appoint the personnel designated by Party A as the Company’s general manager, financial controller and other officers

2.3
The aforesaid director or officers designated by Party A shall loss all the position in the Company in the event of dismissal (voluntarily or involuntarily) or resignation from Party A. Party B shall cause the Company to appoint other person designated by Party A to assume such position under this circumstance.

2.4
For the purpose of said Section 2.3, Party B will urge the Company to take any and all necessary steps to accomplish the appointment and dismissal procedure under the applicable law, regulations and articles of association of the Company and provisions specified in this Agreement.

2.5
Simultaneously with the execution of this Agreement, party B agrees to execute the Power of Attorney (“POA”), appointing Party A’s authorized representatives as his/her attorney with the power to vote at any meetings or in any other circumstance, Party B further agrees to execute and deliver a new POA to the effect of withdrawing the authorization with respect to the representative of the Attorney in the POA and nominate the new representative as the attorney on request of Party A.

3.	MISCELLANEOUS

3.1	In the event of expiration or termination of any one of the agreements between the Parties, Party A is entitled to determine whether to terminate all other agreements between the Parties.

3.2
Party B agrees, it will pay or transfer unconditionally to Party A any or all bonus, dividends or any other revenues or benefits (no matter the form) which it obtained from the Company as the shareholder. The taxes and expenses regard with the transfer (if any) shall be assumed according to the applicable laws.

4.	BREACH OF CONTRACT

4.1
Unless otherwise specified hereunder, in the event that Party B fails to perform this Agreement fully and completely or terminate its performance temporarily, and fails to correct his non-performance within 30 days after the acceptance of Party A’s notice, it will be deemed as the breach of contract.

4.2
Any expenses (including but not limited to attorney fees, litigation fees, arbitration fees and travel and lodging fees), responsibilities or damages (including but not limited to reasonable loss of profit) undertaken by Party A arising in connection with the non-performance of Party B hall be indemnified by Party B.

5.		ENTIRE AGREEMENT AND AMENDMENT

5.1
This Agreement and any other contract mentioned or included expressly by the Agreement constitute the entire the subject matter between the Parties hereto, and supersedes all prior agreements, contracts, understandings and communications.

5.2
No amendment, supplementary or modification of this Agreement shall occur except in writing. The amend agreement and supplementary agreement that have been signed by the Parties shall have the same validity as this Agreement.

6.	GOVERNING LAW

The execution, effectiveness, performance, construction and settlement of dispute of this Agreement shall be governed by the laws of the PRC.

7.		SETTLEMENT OF DISPUTE

7.1
In the event of any dispute with respect to or in connection with the construction and performance of the provisions of this Agreement, the Parties shall first negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission in Shijiazhuang for binding arbitration. The languages used during arbitration shall be Chinese. The arbitration shall be final and binding on both Parties.

7.2	The Parties shall in good faith in all other respects continue their implementation of this Agreement except issues in dispute between the Parties.

8.	NOTICES

All notices and other communications given or made pursuant hereto shall be in writing and deliverer to the address as specified below by personally delivery, registered mail pre-paid post, courier or facsimile transmission.

Party A: Hebei Chuang Lian Trade Co., Ltd.
Address: 322 East Zhongshan Road, Shijiazhuang
Facsimile: 0311-83819636
Telephone: 0311-83827688
Attention: Zhang Zhongwen

Party B: Hebei Hui Yin Investment Co., Ltd.
Address: 322 East Zhongshan Road, Shijiazhuang
Facsimile: 0311-85068813
Telephone: 0311-85068830
Attention: Song Xiaoping

9.		EFFECTIVENESS, TERMIN ATION AND MISCELLANEOUS

9.1
This Agreement shall expire in 10 years following the date first above written unless terminated earlier in accordance with the provisions specified in this Agreement. The term of this Agreement will be automatically extended for another ten-year period upon expiry, unless Party A filed a 3 months’ prior written notice before the expiration of the Agreement.

9.2	This Agreement shall not be terminated by Party B during the term but Party A can terminate this Agreement at any time without cause, by giving 30 day's prior written notice to Party B.

9.3
If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any applicable laws and regulations, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.4
No delay or omission by any Party in exercising the right, power or privilege hereunder shall be deemed as a waiver of such right, power or privilege. The single or partial exercise of any right, power or privilege shall not preclude any exercise of any other right, power or privilege.

 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[SIGNATURE PAGE]

Party A: Hebei Chuang Lian Trade Co., Ltd.（seal）

Authorized Representative（signature）:

Party B: Hebei Hui Yin Investment Co., Ltd.（seal）

Authorized Representative（signature）: